Exhibit 8.2

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email: dreeder.rmi@gmail.com
Marshall Islands

                    , 2019

Atlas Corp.

2600-200 Granville Street

Vancouver, BC V6C 1S4

Canada

Re: Atlas Corp.

Ladies and Gentlemen:

We have acted as special counsel as to matters of the laws of the Republic of the Marshall Islands (the “RMI”) to Atlas Corp., a corporation formed under the laws of the RMI (“Atlas”), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of November 20, 2019, as it may be amended from time to time (the “Merger Agreement”), by and among Seaspan Corporation, a corporation formed under the laws of the RMI and the parent company of Atlas, Atlas, and Seaspan Holdco V Ltd., a wholly owned subsidiary of Atlas formed under the laws of the RMI, and (ii) the preparation and filing of the related Registration Statement on Form F-4 (the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), with the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement. The Merger Agreement implements a holding company reorganization (the “Holding Company Reorganization”).

In connection therewith, we have prepared the discussion set forth in the Proxy Statement/Prospectus under the caption “Material Non-United States Tax Considerations – Material Republic of the Marshall Islands Tax Considerations” (the “Discussion”) and we hereby confirm that the Discussion sets forth our opinion with respect to the material RMI tax considerations applicable to the Holding Company Reorganization.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us and this opinion in the Registration Statement and the Proxy Statement/Prospectus. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely,

Reeder & Simpson, P.C.

Dennis J. Reeder